                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                            C.E.C. PROPERTIES, INC.
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             (Exact name of registrant as specified in its charter)



              DELAWARE                                         13-1919940
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                         ID Number)



1500 WEST BALBOA BOULEVARD, SUITE 201, NEWPORT BEACH, CA          92663
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    (Address of principal executive offices)                    (Zip Code)



              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (714) 673-2282



          4731 WEST JEFFERSON BOULEVARD, LOS ANGELES, CALIFORNIA 90016
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         (Former name or former address, if changes since last report)
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ITEM 5.  OTHER EVENTS

         On February 17, 1997 the company terminated their engagement of Cacciamatta Accountancy and engaged Starr and Walters Accountancy Corporation as the company's new auditors. This action was approved by the Board of Directors. Starr and Walters address is 1415 N. Tustin Avenue, Suite 223, Santa Ana, CA 92075.

         Per Item 304(a)(ii), the principal accountants report on the financial statements for the past two years was an unqualified statement.

         There were no disagreements during the two most recent fiscal years and during the subsequent interim period there were no disagreements with the former accountants as outlined in Regulation S-K, Item 304(a)(1)(iv).

         On February 19, 1997 the property located at 6373 Del Paso in San Diego, CA was sold for $287,000.00 and thereby reduced the asset base of the company by $287,000.00

         A definitive agreement was reached and signed between the City of Barstow and the company for the purchase of 216 acres of land (valued at $2,700,000.00) for 100 shares of CEC stock. CEC will own 80% of the land as well as all future development.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CEC PROPERTIES, INC


Dated: March 27, 1997                   By: /s/ PAUL BALALIS
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                                                Paul Balalis, President